Exhibit 21

HARRIS CORPORATION

SUBSIDIARIES AS OF AUGUST 27, 2012

(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Atlas Systems LLC*	Abu Dhabi, UAE
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris (Beijing) Communications Technology Co., Ltd.	China
Harris BG-COM International Communications, LLC	Hungary
Harris Broadcast Communications France S.A.R.L	France
Harris Canada Holdings Inc.	Canada
Harris Canada, Inc.	Canada
Harris Canada Systems, Inc.	Canada
Harris CapRock Communications, Inc.	Texas
Harris Cayman Ltd.	Cayman Island
Harris Communications Egypt, LLC	Egypt
Harris Communication Systems (Ireland) Limited	Ireland
Harris Communications Austria GmbH	Austria
Harris Communications Bahrain Co. W.L.L.	Bahrain
Harris Communications CIS Limited Liability Company	Russia
Harris Communications Congo SARL	Congo
Harris Communications FZCO	Dubai, UAE
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications International India Private Limited	India
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications (Spain), S.L.	Spain
Harris Communications SPMH, LLC	Delaware
Harris Communications YK	Japan
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris EC Cayman Ltd	Cayman Island
Harris Global Communications Solutions Limited	Nigeria
Harris International Inc.	Afghanistan
Harris International, Inc.	Delaware
Harris International de Argentina S.R.L.	Argentina
Harris International Chile Limitada	Chile
Harris International de Mexico S. de R.L. de C.V.	Mexico
Harris International Holdings, LLC	Delaware
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris IT Services Corporation	Maryland
Harris Norge AS	Norway
Harris Patriot Healthcare Solutions, LLC	Pennsylvania
Harris Pension Management Limited	United Kingdom
Harris PNG Ltd.	Papua New Guinea
Harris S.A.	Belgium
Harris Salam*	Qatar
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Semiconductor Pte. Ltd.	Singapore
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty. Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Soluções em Comunicação do Brasil Ltda.	Brazil
Harris Systems Limited	United Kingdom
Harris Wireless Ireland Limited	Ireland
510284 N.B. Inc.	Canada
CapRock Communications (Australia) Pty. Ltd.	Australia
CapRock Communications International, Inc.	Delaware
CapRock Communications International Limited	Scotland
CapRock Communications de México, S. de R.L. de C.V.	Mexico
CapRock Communications Norway AS	Norway
CapRock Communications Pte. Ltd.	Singapore
CapRock Communications Servicios de México, S. de R.L. de C.V.	Mexico
CapRock Comunicações Angola, Lda.	Angola
CapRock Comunicações Brasil Ltda.	Brazil
CapRock Government Solutions, Inc.	Virginia
CapRock Holdings do Brasil Participações Ltda.	Brazil
CapRock International Holdings, Ltd.	Bermuda
CapRock UK, Ltd.	Scotland
Carefx Limited	England and Wales
CCI Services Corp.	Delaware
CR Communications, Inc.	Texas
CR MSA, LLC	Delaware
CR Shared Services, LLC	Delaware
Crucial Security, Inc.	Delaware
Digital Automation (Canada) Limited	Canada
Eagle Technology, LLC	Delaware
GCS Limited (Cayman Islands)	Cayman Islands
Encoda Systems de Mexico S.A. de C.V.	Mexico
HAL Technologies, LLC.	Delaware
Hunan Carefx Information Technology, LLC	China
Leitch Asia Limited	Hong Kong
Manatee Investment, LLC	Delaware
Maritime Communication Services, Inc.	Delaware
Melbourne Leasing, LLC	Florida
Peake Healthcare Innovations, LLC*	Delaware
Pine Valley Investments, LLC	Delaware
Project Chicago Merger, LLC	Delaware
PT CapRock Communications Indonesia*	Indonesia
SARL Assured Communications	Algeria
S.C. Harris Assured Communications SRL	Romania
SpaceLink Systems, Inc.	Texas
SpaceLink Systems, LLC	Delaware
Sunshine General Services, LLC	Iraq

*	Subsidiary of Harris Corporation less than 100% directly or indirectly owned by Harris Corporation.